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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-208893) pertaining to the 2013 Stock Incentive Plan and Inducement Stock Option Grant of Ophthotech Corporation, effective January 6, 2016,

  (2)
  Registration Statement (Form S-8 No. 333-202438) pertaining to the 2013 Stock Incentive Plan and inducement stock options of Ophthotech Corporation, effective March 2, 2015,

  (3)
  Registration Statement (Form S-8 No. 333-193694) pertaining to the 2013 Stock Incentive Plan of Ophthotech Corporation, effective January 31, 2014,

  (4)
  Registration Statement (Form S-8 No. 333-191767) pertaining to the 2013 Stock Incentive Plan and Amended and Restated 2007 Stock Incentive Plan of Ophthotech Corporation, effective October 16, 2013,

of our reports dated February 26, 2016 with respect to the financial statements of Ophthotech Corporation and the effectiveness of internal control over financial reporting of Ophthotech Corporation, included in this Annual Report (Form 10-K) of Ophthotech Corporation for the year ended December 31, 2015.

/s/ Ernst & Young LLP
MetroPark, New Jersey
February 26, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM